Exhibit (a)(9)                                POWER OF ATTORNEY

                  KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a Power of Attorney, that I, CARL C. ICAHN, residing at Museum Towers, 15 W. 53rd Street, Apt. 51C, New York, N.Y., do hereby appoint THEODORE ALTMAN, residing at 94 Haights Cross Road, Chappaqua, New York

                  MY ATTORNEY-IN-FACT TO ACT: As Attorney-In-Fact for the limited purpose of executing (i) statements on Schedule 14D-1 and all amendments thereto in connection with those certain tender offers with respect to each of Integrated Resources High Equity Partners, Series 85, High Equity Partners L.P.
- Series 86 and High  Equity  Partners  L.P. - Series  88;  (ii)  statements  on
Schedule 13D and all amendments thereto, in connection with the beneficial ownership of Units in Integrated Resources High Equity Partners, Series 85, High Equity Partners L.P. - Series 86 and High Equity Partners L.P. - Series 88, including joint filing agreements in connection therewith; and (iii) Forms 3,4 and 5, and all amendments thereto, in connection with the beneficial ownership of Units in Integrated Resources High Equity Partners, Series 85, High Equity Partners L.P. - Series 86 and High Equity Partners L.P. - Series 88.

                  To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party.

                  IN WITNESS WHEREOF, I have hereunto signed my name this 20th day of May, 1998.

                                                         /s/ Carl C. Icahn
                                  Carl C. Icahn


STATE OF NEW YORK                   }
COUNTY OF NEW YORK                  }

                  On May 20, 1998 before me, , the undersigned officer, personally appeared CARL C. ICAHN, known personally to me to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the same.

                                                         /s/ Robyn G. Steinberg
                                  Notary Public

                                     [SEAL]


[Power of Attorney to sign SEC filings related to the High Equity Tender Offers]